QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

PERCEPTRONICS, INC.
SECURITIES PURCHASE AGREEMENT
APRIL 5, 2001

PERCEPTRONICS, INC.
SECURITIES PURCHASE AGREEMENT

    This Securities Purchase Agreement (the "Agreement") is made and entered into as of April 5, 2001, by and between Perceptronics, Inc., a Delaware corporation (the "Company"), and Global Alpha Corporation, a British Virgin Islands company ("Purchaser").

Recitals

    Whereas, the Company has authorized the issuance and sale of 14,616,444 shares of its common stock, par value of $0.001 per share (the "Common Stock");

    Whereas, the Company desires to issue and sell such shares to Purchaser on the terms and conditions set forth herein; and

    Whereas, Purchaser desires to purchase such shares on the terms and conditions set forth herein.

Agreement

    Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Agreement To Sell And Purchase.

    1.1 Sale and Purchase of Shares. Subject to the terms and conditions set forth herein, upon execution of this Agreement and receipt of the consideration set forth in Sections 1.2 and 1.3 hereof, the Company hereby agrees to issue and sell to Purchaser at the Closing (as defined in Section 2.1 hereof) 14,616,444 shares of its Common Stock, which shall consist of (i) 500,000 shares of the Company's Common Stock to be issued at the Closing (the "Initial Shares"), and (ii) 14,116,444 shares of the Company's Common Stock issuable upon exercise of five (5) warrants, the terms of which are set forth in Section 1.3 below (each, a "Warrant" and, collectively, the "Warrants"). The Warrants are attached hereto as Exhibit A. The Initial Shares and the shares of the Company's Common Stock issuable upon exercise of the Warrants shall be referred to herein collectively as the "Shares."

    1.2 Issuance and Sale of Initial Shares. At the Closing, (i) Purchaser shall deliver to the Company the sum of One Hundred Thousand Dollars ($100,000), and (ii) the Company shall issue and deliver to Purchaser a stock certificate representing Five Hundred Thousand (500,000) shares of the Company's Common Stock. Upon receipt of the foregoing consideration, the Initial Shares shall be validly issued, fully paid and non-assessable.

    1.3 Sale and Issuance of Warrants. At the Closing, the Company shall deliver to Purchaser the Warrants as follows:

      (a) First Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase Five Hundred Thousand (500,000) shares of the Company's Common Stock (the "First Warrant"). The exercise price for the First Warrant shall be Twenty Cents ($0.20) per share. Subject to the terms and conditions of the First Warrant, the term of the First Warrant shall be thirty (30) days from the date of grant.

      (b) Second Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase Seven Hundred Fifty Thousand (750,000) shares of the Company's Common Stock (the "Second Warrant"). The exercise price for the Second Warrant shall be Twenty Cents ($0.20) per share. Subject to the terms and conditions of the Second Warrant, the term of the Second Warrant shall be sixty (60) days from the date of grant.

      (c) Third Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase Seven Hundred Fifty Thousand (750,000) shares of the Company's Common Stock (the

  "Third Warrant"). The exercise price for the Third Warrant shall be Twenty Cents ($0.20) per share. Subject to the terms and conditions of the Third Warrant, the term of the Third Warrant shall be ninety (90) days from the date of grant.

      (d) Fourth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase Six Million Fifty-Eight Thousand Two Hundred Twenty-Two (6,058,222) shares of the Company's Common Stock (the "Fourth Warrant"). The exercise price for the Fourth Warrant shall be Twenty-Two Cents ($0.22) per share. Subject to the terms and conditions of the Fourth Warrant, the term of the Fourth Warrant shall be one hundred twenty (120) days from the date of grant.

      (e) Fifth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase Six Million Fifty-Eight Thousand Two Hundred Twenty-Two (6,058,222) shares of the Company's Common Stock (the "Fifth Warrant"). The exercise price for the Fifth Warrant shall be Twenty-Three Cents ($0.23) per share. Subject to the terms and conditions of the Fifth Warrant, the term of the Fifth Warrant shall be one hundred eighty (180) days from the date of grant.

2.  Closing, Delivery And Payment.

    2.1 Closing. The closing of the sale and purchase of the Shares and the Warrants under this Agreement (the "Closing") shall take place at 1:00 p.m. on the date hereof, at the offices of Paul, Hastings, Janofsky & Walker LLP at 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California 92626, or at such other time or place as the parties may mutually agree (such date is hereinafter referred to as the "Closing Date").

    2.2 Delivery. At the Closing, subject to the terms and conditions hereof, (i) the Company will deliver to Purchaser each of the Warrants, and a stock certificate representing the Initial Shares and (ii) Purchaser shall deliver to the Company payment of the purchase price for the Initial Shares by check or wire transfer.

3.  Representations And Warranties Of The Company.

    The Company hereby represents and warrants to Purchaser the following:

    3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Warrants, the Registration Rights Agreement attached as Exhibit B (the "Registration Rights Agreement"), and the Right of First Refusal Agreement attached as Exhibit C (the "Right of First Refusal Agreement," and collectively with the Warrants and the Registration Rights Agreement, the "Related Agreements"), to issue and sell the Shares, and to carry out the provisions of this Agreement and the Related Agreements, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities or its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

    3.2 Subsidiaries. Except as set forth on Schedule 3.2 attached hereto, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. Except as set forth on Schedule 3.2 attached hereto, the Company is not a participant in any joint venture, partnership or similar arrangement.

    3.3 Capitalization; Voting Rights.

      (a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) Thirty Million (30,000,000) shares of Common Stock, 9,381,260 shares of which are issued and outstanding, and (ii) Two Million (2,000,000) shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding.

      (b) The Company currently has reserved (i) an aggregate of 1,483,300 shares of its Common Stock for issuance upon exercise of options granted pursuant to its 1992 Stock Option Plan, 1999 Stock Option Plan, and 1999 Stock Option Plan for Non-Employee Directors, each as amended (collectively, the "Option Plans"), (ii) an aggregate of 168,215 shares of its Common Stock for issuance to consultants pursuant to the 1999 Stock Compensation Plan for Consultants (the "Compensation Plan"), (iii) 3,397,005 shares of its Common Stock for issuance upon exercise of outstanding warrants, and (iv) 186,664 shares of its Common Stock for issuance upon conversion of certain convertible promissory notes, all as more fully described on Schedule 3.3(b) attached hereto.

      (c) Other than the options, warrants and convertible promissory notes which are listed as outstanding as of the date hereof on Schedule 3.3(b) hereto, and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), preferred or other stock, stock purchase agreements, subscription agreements, convertible debt instruments, contracts or any other instruments or securities of any kind which can be converted into or exercised to obtain or which otherwise provide for the grant, sale or issuance of any shares of capital stock of the Company or other securities of the Company, and there are no proxy or stockholder agreements. All outstanding options to purchase securities of the Company have been duly authorized by all necessary corporate and shareholder action.

      (d) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

      (e) The shares issuable upon exercise of the Warrants (the "Warrant Shares") have been duly and validly reserved for issuance. When issued in compliance with the provisions contained in this Agreement and in the Warrants, the Initial Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Initial Shares and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

      (f)  Except as set forth on Schedule 3.3(f) hereto, no stock plan, stock purchase plan, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company, including the transactions contemplated in this Agreement and the Related Agreements.

    3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and thereto has been taken. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Initial Shares and the subsequent issuance of the Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

    3.5 Financial Statements. The Company has made available to Purchaser (i) its audited balance sheet as of March 31, 2000 and audited statements of income and cash flows for the twelve months ending March 31, 2000, and (ii) its unaudited balance sheet as of December 31, 2000 (the "Statement Date") and unaudited consolidated statements of income and cash flows for the nine-month period ending on December 31, 2000 (collectively, the "Financial Statements"), copies of which are attached as Schedule 3.5 hereto. The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of March 31, 2000 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

    3.6 Liabilities. The Company has no material liabilities and the Company is not aware of any contingent liabilities of the Company which are not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

    3.7 Agreements; Action.

      (a) Except as set forth on Schedule 3.7 hereto, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

      (b) Except as set forth on Schedule 3.7 hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to the knowledge of the Company by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $200,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, (iv) obligations extending beyond one (1) year, or (v) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

      (c) Except as set forth on Schedule 3.7 hereto, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

      (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

      (e) Except as set forth on Schedule 3.7 hereto, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

    3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best knowledge of the Company, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

    3.9 Changes. Since the Statement Date, there has not been to the knowledge of the Company:

      (a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

      (b) Any resignation or termination of any officer, key employee or group of employees of the Company; and the Company has no knowledge of the impending resignation or termination of employment of any such officer, key employee or group of employees;

      (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

      (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

      (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

      (f)  Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

      (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

      (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

      (i)  Any labor organization activity related to the Company;

      (j)  Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

      (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

      (l)  Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

      (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

      (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

    3.10 Intellectual Property.

      (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as set forth on Schedule 3.10 hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

      (b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

      (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Each former employee, officer and consultant of the Company who worked for the Company at any time after April 1, 1999, and each current employee, officer and consultant of the Company, has executed and delivered to the Company a proprietary information and inventions agreement. No such former or current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

    3.11 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or, except to the extent that any violation or default would not result in a material adverse effect on the Company, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this

Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

    3.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened or any basis therefor known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

    3.13 Tax Returns and Payments. Except as set forth on Schedule 3.13 hereto, the Company has filed all tax returns (federal, state and local) required to be filed by it, and all taxes shown to be due and payable on such returns, any assessments imposed, and to the knowledge of the Company, all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

    3.14 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. No officer or key employee is currently working or, to the knowledge of the Company, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

    3.15 Registration Rights and Voting Rights. Except as set forth on Schedule 3.15 hereto and except as required pursuant to the Registration Rights Agreement attached as Exhibit B hereto, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the knowledge of the Company, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

    3.16 Compliance with Laws; Permits. To the best knowledge of the Company and its officers and directors, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

    3.17 Brokers' Fees. The Company (i) has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and (ii) has not incurred or will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement or the Related Agreements.

    3.18 Offering Valid. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Initial Shares and the Warrant Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

    3.19 SEC Filings. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act since March 31, 1999 (collectively, including all exhibits thereto, the "SEC Filings"). The SEC Filings, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder.

4.  Representations And Warranties Of Purchaser.

    Purchaser hereby represents and warrants to the Company as follows:

    4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out the provisions hereof and thereof. All corporate action on Purchaser's part necessary for the authorization, execution and delivery of this Agreement and the Related Agreements have been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

    4.2 Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

      (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless and until the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

      (b) Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

      (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

      (d) Accredited Investor. Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      (e) Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

      (f)  Rule 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

5.  Purchaser Rights.

    The Company hereby agrees to provide to Purchaser the following rights for so long as any of the Warrants shall remain outstanding:

    5.1 Board Observation Rights. The Company shall provide Purchaser at least seven (7) days', or if seven (7) days is not reasonably practicable then such advance notice as is reasonably practicable, but under no circumstances shall such notice be less than forty-eight (48) hours', prior written notice of all meetings of the Company's board of directors and shall permit Purchaser's representatives to attend all such meetings.

    5.2 Information Rights. The Company shall deliver to Purchaser annual audited and quarterly unaudited financial reports which shall be provided to Purchaser within ninety (90) days of the Company's fiscal year-end and forty-five (45) days of the end of each of the first, second and third quarters of each fiscal year of the Company.

    5.3 Inspection Rights. Purchaser shall have the right to visit the Company's facilities during normal business hours and to inspect the Company's properties, including its corporate and financial records, and to discuss the Company's business and finances with the officers and directors of the Company as often as Purchaser shall reasonably request.

    5.4 Approval Rights. The Company shall not, without the prior written approval of Purchaser:

  (i)
  amend or repeal any provision of, or add any provision to, the Company' Certificate of Incorporation or Bylaws;

  (ii)
  create any new series or class of shares having a preference or priority as to dividends or assets superior to that of the Company's Common Stock;

  (iii)
  create any bonds, notes or other obligations convertible into, exchangeable for or having option rights to purchase shares of stock with any preference or priority as to dividends or assets superior to that of the Company's Common Stock;

  (iv)
  reclassify any class or series of the Company's Common Stock into shares with a preference or priority as to dividends or assets superior to that of the Company's Common Stock;

  (v)
  issue any shares of the capital stock of the Company other than in connection with the exercise or conversion of options, warrants or convertible promissory notes, which are listed as outstanding as of the date hereof on Schedule 3.3(b) hereto, or pursuant to exercise of the Warrants;

  (vi)
  issue, grant or sell any securities of the Company except in accordance with subsection (v) above;

  (vii)
  agree to any merger, sale or consolidation of the Company with another entity;

  (viii)
  agree to any sale of the Company or the sale or license of any assets of the Company, including any software in part or whole, except in the normal course of the Company's IC3D products and services business on a basis consistent with the Company's activities over the previous one year period;

  (ix)
  liquidate or wind-up the Company;

  (x)
  commit the Company to borrow in excess of Two Hundred Thousand Dollars ($200,000), on an individual or an aggregate basis;

  (xi)
  enter into any contract requiring the payment by the Company of more than One Hundred Thousand Dollars ($100,000), the delivery of assets or services with a fair market value in excess of One Hundred Thousand Dollars ($100,000), or the performance of services by the Company for a period in excess of six (6) months;

  (xii)
  declare or pay a dividend on the capital stock of the Company;

  (xiii)
  authorize any agreement between the Company and any officer, director, stockholder or other related party of the Company; or

  (xiv)
  enter into any transaction outside of the ordinary scope of the Company's business.

6.  Closing Conditions and Deliveries.

    6.1 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

    6.2 Secretary's Certificate. Purchaser shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authorities in Delaware, California and any other jurisdiction in which the Company is qualified to do business, dated no more than seven (7) days prior to the Closing.

    6.3 Stock Certificates. The stock certificates representing the Initial Shares shall have been delivered to the Purchaser.

    6.4 Warrants. The Warrants, each in the form attached as Exhibit A hereto, shall have been executed and delivered to Purchaser.

    6.5 Registration Rights Agreement. The Registration Rights Agreement in the form attached as Exhibit B hereto shall have been executed and delivered by the parties thereto.

    6.6 Right of First Refusal Agreement. The Right of First Refusal Agreement in the form attached as Exhibit C hereto shall have been executed and delivered by the parties thereto, and stock certificates representing all of the shares subject to the Right of First Refusal Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Right of First Refusal Agreement.

    6.7 Representations and Warranties True. The representations and warranties made by Purchaser in Section 4 shall be true and correct at the date of the Closing, and the Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

7.  Miscellaneous.

    7.1 Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced under, the laws of the state of California, without regard to the principles of conflicts of law of such state.

    7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

    7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

    7.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

    7.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    7.6 Amendment and Waiver.

      (a) This Agreement may be amended or modified only upon the written consent of both parties.

      (b) The obligations of the Company and the rights of the holders of the Shares under the Agreement may be waived only with the written consent of Purchaser.

    7.7 Publicity. All press releases, announcements or other publicity pertaining to the transactions contemplated hereby must be approved by Purchaser and the Company prior to release, provided that such approvals may not be unreasonably withheld. Each of Purchaser and the Company understand and agree that the Company will be required to file copies of this Agreement and the Related Agreements with the SEC in connection with filing a Form 8-K immediately after the execution of such agreements.

    7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

    7.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or Purchaser at the address as set forth on the signature page hereof, or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

    7.10 Expenses. Each party shall pay all costs and expenses incurred by it with respect to the negotiation, execution, delivery and performance of the Agreement.

    7.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this

Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    7.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    7.14 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 7.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

    7.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

    7.16 Further Assurances. At any time and from time to time after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

    In Witness Whereof, the parties hereto have executed the this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

"COMPANY"	PERCEPTRONICS, INC., a Delaware corporation
	By:	/s/ RICHARD MOSKOWITZ

Name: Richard Moskowitz Title: Chairman and Chief Executive Officer
Address: 405 South Beverly Drive, Fourth Floor Beverly Hills, California 90212 Facsimile No.: (310) 552-4765
"PURCHASER"	GLOBAL ALPHA CORPORATION, a British Virgin Islands company
	By:	/s/ BARRY DIDATO

Barry Didato Authorised Signatory
Address: Craigmuir Chambers P.O. Box 71 Road Town Tortola, British Virgin Islands

Exhibit A
Warrants

    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Warrant to Purchase Common Stock
of
PERCEPTRONICS, INC.

No. WC-1	Date of Issuance—April 5, 2001

Void after May 5, 2001

    Perceptronics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Global Alpha Corporation, a British Virgin Islands company (including any successors and assigns, "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (including any corporation which shall succeed to or assume the obligations of the Company hereunder) at any time or from time to time before 5:00 PM Pacific time, on May 5, 2001 (the "Expiration Date") five hundred thousand (500,000) fully paid and nonassessable shares of common stock, par value $0.001 per share ("Common Stock"), of the Company. The purchase price per share of such Common Stock upon exercise of this Warrant shall be Twenty Cents ($0.20), subject to adjustment as provided in Section 7 hereof (the "Purchase Price").

    1.  Series of Warrants. This Warrant is one of a series of warrants issued pursuant to a Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") between the Company and the Holder. The term "Stock Warrants," as used herein, shall refer to this Warrant and the other warrants issued pursuant to the Securities Purchase Agreement.

    2.  Initial Exercise Date; Expiration. This Warrant may be exercised by the Holder, in full or in part, at any time or from time to time before 5:00 PM, Pacific time, on May 5, 2001 (the "Exercise Period").

    3.  Exercise of Warrant; Partial Exercise. This Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the form of subscription attached hereto as Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company or by wire transfer, of the Purchase Price for the shares of Common Stock to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in a subscription in the form of Schedule 1 attached hereto delivered to the Company the number of shares of Common Stock that it wishes to purchase. On any such partial exercise, the Company, at its expense, shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

    4.  Termination of Warrant. In the event that any Stock Warrant is not exercised in full prior to its expiration, then immediately following the expiration of such Stock Warrant, this Warrant shall be terminated.

    5.  When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 3 and, at such time, the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such Common Stock for all purposes.

    6.  Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which the

Holder shall be entitled on such exercise (rounded up to the next nearest whole number in the case of fractional shares).

    7.  Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 7. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.

      7.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

      7.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

        (A) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

        (B) any cash paid or payable otherwise than as a cash dividend, or

        (C) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than (i) shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 7.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 7.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      7.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately

2

  theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

      7.4 Notice of Adjustment. Upon any adjustment of the Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof to the registered Holder of this Warrant. The notice shall be signed by the Company's chief financial officer and shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      7.5 Other Notices. If at any time:

        (A) the Company shall declare any cash dividend upon its Common Stock;

        (B) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

        (C) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

        (D) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

        (E) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give (a) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall been entitled to exchange their Common Stock for securities or to other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

      7.6 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an

3

  adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

    8.  Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

    9.  No Rights or Liability as a Shareholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a shareholder of the Company.

    10. Miscellaneous.

      10.1 Transfer of Warrant. This Warrant is transferable and assignable, in whole or in part, by Holder provided that any such assignment or transfer is made in compliance with applicable federal or state securities laws. All covenants, agreements and undertakings in this Warrant by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

      10.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, to the Holder at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other party hereto.

      10.3 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

      10.4 Amendments and Waivers. This Warrant may be amended or modified only upon the written consent of both Holder and the Company. This Warrant and any provision hereof may be waived only by an instrument in writing signed by the party against which enforcement of the same is sought.

      10.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      10.6 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

4

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: April 5, 2001	PERCEPTRONICS, INC., a Delaware corporation
By:

Richard Moskowitz, Chairman and Chief Executive Officer
Address: 405 South Beverly Drive 4th Floor Beverly Hills, California 90212 Facsimile No.:
ATTEST:
Dr. Gershon Weltman, Secretary

5

SCHEDULE 1
FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

To:  PERCEPTRONICS, INC.

    The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,       * shares of common stock of Perceptronics, Inc., and herewith makes payment of $               therefor, and requests that the certificates for such shares be issued in the name of, and delivered to            , whose address is            .

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)
(Print Name)
By:

Title:

Dated:

*
Insert here the number of shares as to which the Warrant is being exercised.

6

Exhibit B
Registration Rights Agreement

PERCEPTRONICS, INC.
REGISTRATION RIGHTS AGREEMENT
April 5, 2001

PERCEPTRONICS, INC.
REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (the "Agreement") is entered into as of the 5th day of April, 2001, by and among Perceptronics, Inc., a Delaware corporation (the "Company"),and Global Alpha Corporation, a British Virgin Islands company ("GAC").

Recitals

    Whereas, GAC is purchasing shares of the Company's Common Stock (the "Common Stock") pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith;

    Whereas, in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Holders (as defined below); and

    Whereas, the obligations in the Securities Purchase Agreement are conditioned upon the execution and delivery of this Agreement,

    Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1. GENERAL.

    1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

    "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

    "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

    "Registrable Securities" means (a) Common Stock of the Company acquired by any Holder pursuant to the Securities Purchase Agreement and related agreements and documents, including but not limited to, shares of Common Stock of the Company issued or issuable upon exercise of the Warrants and shares of Common Stock acquired pursuant to the Right of First Refusal Agreement; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 of the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

    "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

    "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding Selling Expenses).

    "Right of First Refusal Agreement" means that certain Right of First Refusal Agreement of even date herewith among the Company, GAC and the stockholders named therein.

    "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

    "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

    "Warrants" shall mean those certain Warrants to Purchase Common Stock originally granted on April 5, 2001 by the Company and all amendments, assignments, modifications and derivatives thereof.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

    2.1 Restrictions on Transfer. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

    2.2 Demand Registration.

      (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from any Holder (the "Initiating Holder") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, and if the anticipated aggregate offering price for such securities, prior to underwriting discounts and commissions, would exceed Five Hundred Thousand Dollars ($500,000), then the Company shall, within thirty (30) days of the receipt thereof give notice to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Initiating Holder requests to be registered.

      (b) If an Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.

    2.3 Piggyback Registrations. The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford Holders an opportunity to include in such registration statement all or part of such Registrable Securities held thereby. If Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above- described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

      (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise Holders. In such event, the right of any Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute its Registrable Securities through such underwriting it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners, retired partners and members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence and such amounts shall be allocated by the Holder in its discretion.

      (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

    2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3

(or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

        (i)  if Form S-3 is not available for such offering by the Holders, or

        (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000), or

        (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement; or

        (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

      (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

    2.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

    2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for at least one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

      (c) Furnish to all Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

      (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

      (f)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

    2.7 Termination of Registration Rights. A Holder's registration rights shall expire if such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock and such Holder is able to sell such Registrable Securities under Rule 144 of the Securities Act or such Holder is able to sell all Registrable Securities held by it pursuant to Rule 144(k) of the Securities Act.

    2.8 Delay of Registration; Furnishing Information.

      (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

      (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.3(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

    2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

      (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

      (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

      (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

      (e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by any Holder to a transferee or assignee of Registrable Securities. Following any such transfer, the tranferor or transferee shall furnish to the

Company written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

    2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

    2.12 Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

    2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

      (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

      (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

      (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

    3.1 Basic Financial Information and Reporting.

      (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

      (b) The Company shall deliver to each Holder, for so long as such Holder owns any of the Registrable Securities, each of the financial statements and other reports described below:

        (i)  As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Holder a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

        (ii) The Company will furnish each Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

      (c) Accountants' Reports. Promptly upon receipt thereof, the Company shall deliver to each Holder copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its subsidiaries (if any) made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

    3.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Common Stock issuable from time to time upon such exercise.

SECTION 4. MISCELLANEOUS.

    4.1 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by, construed in accordance with and enforced under the laws of the State of California without regard to the principles of conflicts of law of such state.

    4.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

    4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

    4.4 Entire Agreement. This Agreement, the Securities Purchase Agreement and the other documents delivered pursuant thereto, including but not limited to the Right of First Refusal Agreement and each of the Warrants, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

    4.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    4.6 Amendment and Waiver.

      (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

      (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

      (c) For the purposes of determining the number and identity of all Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

    4.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

    4.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

    4.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    4.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    4.11 Further Assurances. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such actions as may be reasonably requested by any other party hereto to carry out the intent and purposes of this Agreement.

    4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

"COMPANY"	PERCEPTRONICS, INC., a Delaware corporation
By:

Name: Richard Moskowitz Title: Chairman and Chief Executive Officer
Address: 405 South Beverly Drive, Fourth Floor Beverly Hills, California 90212 Facsimile No.:
"GAC"	GLOBAL ALPHA CORPORATION, a British Virgin Islands company
By:

Barry Didato Authorised Signatory
Address: Craigmuir Chambers P.O. Box 71 Road Town Tortola, British Virgin Islands

Exhibit C
Right of First Refusal Agreement

RIGHT OF FIRST REFUSAL AGREEMENT

    This Right Of First Refusal Agreement (this "Agreement") is made and entered into as of April 5, 2001 by and among Perceptronics, Inc., a Delaware corporation (the "Company"), Global Alpha Corporation, a British Virgin Islands company ("Purchaser"), and those certain stockholders of the Company whose names appear on the signature page hereto (each, hereinafter individually referred to as a "Stockholder" and collectively referred to as the "Stockholders").

Recitals

    A. WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), pursuant to which the Company agreed to issue and sell to Purchaser and Purchaser agreed to purchase up to an aggregate of 14,616,444 shares of the Company's common stock (the "Common Stock") on the terms and conditions set forth in the Securities Purchase Agreement;

    B. WHEREAS, it is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Stockholders, each of which is a director and/or executive officer of the Company, grant Purchaser a right of first refusal to acquire the Common Stock held by such Stockholders;

    C. WHEREAS, each of the Stockholders currently owns that number of shares of the Company's Common Stock indicated on Exhibit A hereto; and

    D. WHEREAS, the Company, the Stockholders and Purchaser desire to enter into this Agreement to grant Purchaser the rights set forth herein.

    Now, Therefore, in consideration of the foregoing recitals and the mutual promises made herein, the parties hereto agree as follows:

    1.  Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

      1.1 "Stock" means and includes all shares of Common Stock of the Company that are issued and outstanding at the relevant time plus (a) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (b) all shares of Common Stock that may be issued upon conversion of (i) any convertible securities, including, without limitation, preferred stock and debt securities then outstanding which are, by their terms, then convertible into or exchangeable for Common Stock or (ii) any such convertible securities issuable upon exercise of outstanding options, warrants or other rights that are then exercisable.

      1.2 "Offered Stock" means all Stock proposed to be Transferred by a Stockholder pursuant hereto.

      1.3 "Transfer" and "Transferred" mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except for:

        (a) any bona fide pledge if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as if such pledgee were a Stockholder.

        (b) any transfer of Stock by any Stockholder made (i) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (ii) pursuant to the winding up and dissolution of the Company.

1

        (c) any transfer of Stock by any Stockholder made: to any Stockholder's immediate family or to any custodian or trustee for the account of such Stockholder or such Stockholder's immediate family; in each case provided that the transferee or other recipient shall receive and hold such Stock subject to the provisions of this Agreement, and there shall be no further transfer of such Stock except in accord with this Agreement.

    2.  Right Of First Refusal.

      2.1 Notice Of Proposed Transfer. Before any Stockholder may effect any Transfer of any Stock, such Stockholder (when acting in such capacity, the "Transferor") must give to the Company and Purchaser, a written notice signed by the Transferor (the "Transferor's Notice") stating (a) the Transferor's bona fide intention to transfer such Stockholder's Offered Stock; and (b) the number of shares of Offered Stock proposed to be transferred.

      2.2 Exercise Of Right of First Refusal. Upon receipt of a Transferor's Notice, Purchaser may exercise a right of first refusal (the "Right of First Refusal") to purchase all or any part of the Offered Stock by delivering to the Transferor written notice of the number of shares of Offered Stock which Purchaser intends to purchase which notice must be delivered to the Transferor within the five (5) business day period following Purchaser's receipt of a Transferor's Notice (the "Election Period").

      2.3 Purchase Price. The purchase price for the shares of the Offered Stock to be purchased by Purchaser upon exercise of its Right of First Refusal shall be equal to the product of the number of shares of Offered Stock being purchased by the Purchaser and the per share closing trading price for the Company's Common Stock as of the date the Transferor's Notice is received by Purchaser, and shall be payable as set forth in Section 2.4 hereof.

      2.4 Payment. Payment of the purchase price for the shares of the Offered Stock being purchased by Purchaser by exercising its Right of First Refusal will be made on or before the fifth (5th) business day following the later of (a) the day immediately following the last day of the Election Period, or (b) the date of the delivery to Purchaser of share certificates representing the shares of the Offered Stock being purchased by Purchaser, which certificates must be duly executed by Transferor for Transfer to Purchaser or accompanied by stock powers duly executed by Transferor in favor of Purchaser.

      2.5 Rights Of Transferor. Upon the date that payment is made for the shares of the Offered Stock being purchased by Purchaser pursuant to the Right of First Refusal hereunder, the Transferor will have no further rights as a holder of such shares of the Offered Stock.

      2.6 Transferor's Right To Transfer. If Purchaser has not elected to exercise its Right of First Refusal with respect to all of the shares of the Offered Stock within the Election Period, then the Transferor may transfer that portion of the shares of the Offered Stock not purchased by Purchaser, provided that such transfer (a) is consummated within ten (10) days after the expiration of the Election Period and (b) is in accordance with the terms and conditions of this Agreement. Transferees who acquire shares of the Offered Stock transferred in accordance with the terms and conditions of this Section 2.6 will thereafter hold such shares of the Offered Stock free of the Rights of First Refusal and all other restrictions imposed by this Agreement; provided that nothing herein will release any such transferee from any obligations or restrictions that may be imposed on such transferee under any other agreement with the Company or by law or by the Company's Certificate of Incorporation or Bylaws. If shares of the Offered Stock are not transferred during such ten (10) day period, then the Transferor may not transfer any shares of such Offered Stock without complying again in full with the provisions of this Agreement.

    3.  Refusal To Transfer. Any attempt by a Stockholder to transfer any Stock in violation of any provision of this Agreement will be void. The Company will not (a) transfer on its books any Stock that

2

has been sold, gifted or otherwise transferred in violation of this Agreement, or (b) treat as owner of such Stock, or accord the right to vote to or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

    4.  Restrictive Legend And Stop-Transfer Orders.

      4.1 Legend. Purchaser understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by such Purchaser:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AS SET FORTH IN A RIGHT OF FIRST REFUSAL AGREEMENT, AS AMENDED FROM TIME TO TIME, ENTERED INTO BY PERCEPTRONICS, INC. (THE "COMPANY"), ALPHA GLOBAL CORPORATION AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

      4.2 Stop Transfer Instructions. Each Stockholder and Purchaser agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

    5.  Termination and Purchaser's Rights.

      5.1 Termination. Following the 180-day period beginning on the date of execution of this Agreement, this Agreement and the Rights of First Refusal provided for herein will terminate at any time that the Purchaser and its affiliates do not own shares of Common Stock, warrants or other securities of the Company which on an as-converted or as-exercised basis (as applicable) in the aggregate represent more than ten percent (10%) of the number of shares of Common Stock of the Company outstanding at such time.

      5.2 Purchase Rights. The Purchaser has the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including without limitation the right to purchase shares of the Offered Stock. The Purchaser will not incur any liability to any other party hereto with respect to exercising or refraining from exercising any such right or rights. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.

    6.  Miscellaneous Provisions.

      6.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses as set forth on the signature page hereof, or at such other address as any party hereto may designate by ten (10) days' advance written notice to the other parties hereto.

      6.2 Binding On Successors And Assigns; Inclusion Within Certain Definitions. This Agreement and the rights and obligations hereunder may be freely assigned or transferred by Purchaser. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives and any transferee of the Stock. Any permitted transferee of a Stockholder who is required to become a party hereto will be considered a Stockholder for

3

  purposes of this Agreement without the need for any consent, approval or signature of any party hereto.

      6.3 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      6.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by, construed in accordance with and enforced under the laws of the State of California without regard to the principles of conflicts of law of such state.

      6.5 Obligation Of Company; Binding Nature Of Exercise. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform Purchaser of any breach hereof (to the extent the Company has knowledge thereof) and to assist each Stockholder in the performance of Stockholder's obligations hereunder.

      6.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

      6.7 Entire Agreement. This Agreement, including all Exhibits hereto, each of which is incorporated herein by reference, constitutes the entire agreement of the parties with respect to the specific subject matter hereof and supersedes in their entirety all other agreements or understandings between or among the parties hereto with respect to such specific subject matter.

      6.8 Conflict. In the event of any conflict between the terms of this Agreement and the Company's Certificate of Incorporation or its Bylaws, the terms of the Certificate of Incorporation or Bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which an Purchaser or the Company is a party or by which a Stockholder is bound, the terms of this Agreement will control. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

      6.9 Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise stated, all references herein to Sections and Exhibits will refer to Sections of and Exhibits to this Agreement.

      6.10 Further Assurances. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such actions as may be reasonably requested by any other party hereto to carry out the intent and purposes of this Agreement.

[Signature page follows]

4

[Signature page to Right of First Refusal Agreement]

    IN WITNESS WHEREOF, the undersigned parties hereto have executed this Right of First Refusal Agreement as of the date first written above.

"COMPANY"	PERCEPTRONICS, INC., a Delaware corporation
By:

Name: Richard Moskowitz Title: Chairman and Chief Executive Officer
Address: 405 South Beverly Drive, 4th Floor Beverly Hills, California 90212 Facsimile No.:
"PURCHASER"	GLOBAL ALPHA CORPORATION, a British Virgin Islands company
By:

Barry Didato Authorised Signatory
Address: Craigmuir Chambers P.O. Box 71 Road Town Tortola, British Virgin Islands
"STOCKHOLDERS"
Richard Moskowitz
Dr. Gershon Weltman

5

[Signature Page to Right of First Refusal Agreement]

Dr. John Lyman
Stanley Schneider
Robert Parker
Dr. Amos Freedy

6

STOCKHOLDERS

Name	Common Stock Owned by Stockholder	Options Owned By Stockholder	Warrants Owned By Stockholder

Richard Moskowitz	1,075,500	505,000	700,000
Dr. Gershon Weltman	475,510	175,833	—
Dr. John Lyman	190,911	44,333	—
Stanley Schneider	131,111	44,333	—
Robert Parker	4,500	44,333	—
Dr. Amos Freedy	265,363	50,333	55,556

7

QuickLinks

Exhibit 10.12 PERCEPTRONICS, INC. SECURITIES PURCHASE AGREEMENT
Exhibit A Warrants
Exhibit B Registration Rights Agreement
Exhibit C Right of First Refusal Agreement